Exhibit 3.9

Restated Articles of incorporation to increase the authorized common shares to 325,000,000 shares

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If document is filed on paper $125.00
If document is filed electronically **$ 25.00**
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**E-Filed**

Colorado Secretary of State
Date and Time: 09/17/2008 11:58 AM
ID Number: 19981073965

Document number: 20081497346
Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY

## Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number: 19981073965

1. Entity name: Waytronx, Inc.
*(If changing the name of the corporation, indicate name BEFORE the name change)*

2. New Entity name: (if applicable) ____________________

3. Use of Restricted Words *(if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box)*:
☐ "bank" or "trust" or any derivative thereof
☐ "credit union" ☐ "savings and loan"
☐ "insurance", "casualty", "mutual", or "surety"

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires: ____________ *(mm/dd/yyyy)*

**OR**

If the corporation's period of duration as amended is perpetual, mark this box: ☑

7. *(Optional)* Delayed effective date: ____________ *(mm/dd/yyyy)*

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

| | | | |
|---|---|---|---|
| Rightmyer | Larry | G | |
| *(Last)* | *(First)* | *(Middle)* | *(Suffix)* |

546 19 Avenue NE
*(Street name and number or Post Office information)*

| | | |
|---|---|---|
| St. Petersburg | FL | 33704 |
| *(City)* | *(State)* | *(Postal/Zip Code)* |

| | |
|---|---|
| | United States |
| *(Province – if applicable)* | *(Country – if not US)* |

*(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)*

**Disclaimer:**

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

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Attachment 1
Shareholder meeting minutes increasing shares

**Minutes of 2008 Annual Meeting of Shareholders**
Waytronx, Inc.
September 15, 2008

The 2008 Annual Meeting of Shareholders was held on Monday, September 15, 2008 at 9:00 a.m. PDT in our corporate offices located at 20050 SW 112th Avenue, Tualatin, Oregon 97062 for the following purposes:

1. The election of three directors to hold office for two years or until the 2010 Annual Meeting of Shareholders or until a successor is duly elected and qualified;
2. The election of two directors to hold office for one year or until the 2009 Annual Meeting of Shareholders or until a successor is duly elected and qualified;
3. To amend the Article of Incorporation of Waytronx, Inc. to increase the authorized number of Common Shares from 200,000,000 to 325,000,000.
4. To approve the Waytronx, Inc. 2008 Equity Incentive Plan.
5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors fixed the close of business on July 17, 2008 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting. All such stockholders of record were properly notified and proxies were distributed.

There were present and participating at the meeting the following officers and directors:

William J. Clough, CEO/President/Director
Colton Melby, Director/Chairman
Bradley J. Hallock, Senior VP/Director
Matthew McKenzie, COO/Director
Thomas A. Price, Director
Sean P. Rooney, Director
Corey Lambrecht, Director

The meeting was called to order by William J. Clough, Corporate President and CEO.

William J. Clough, after being advised that a voting quorum was present in person or by proxy, announced the **first item on the meeting agenda**, the election of three directors to serve a two-year term and two directors to hold office for a one year term.

The shareholders present and who voted previously by proxy and wished to change their vote, or who have not yet voted, were given the opportunity to change their vote or cast their vote.

William J. Clough then requested the Inspector of Elections to tabulate the votes relating to the election for the Board of Directors and provide a report so that the out come of the election could be made to the audience.

The Inspector of Elections reported the vote tabulation as follows:

Seat #1, William J. Clough, (2 year term)
[81,800,879] FOR [14,310,652] WITHHOLD

Seat #3, Matthew M. McKenzie, (2 year term)
[95,236,733] FOR [874,798] WITHHOLD

Seat #7, Colton Melby, (2 year term)
[95,444,099] FOR [667,432] WITHHOLD

Seat #4, Sean P. Rooney, (1 year term)
[95,444,099] FOR [667,432] WITHHOLD

Seat #2, Thomas A. Price, (1 year term)
[95,415,099] FOR [696,432] WITHHOLD

President Clough announced to the audience that, based on the report of the Inspector of Elections, the individuals as named above were duly elected to the Board of Directors to serve the term as noted above and until his successor shall have been elected and qualified.

President Clough then announced the **second item on the agenda**, the amendment to the Articles of Incorporation to increase the authorized number of Common Shares from 200,000,000 to 325,000,000.

The shareholders present and who voted previously by proxy and wished to change their vote, or who have not yet voted, were given the opportunity to change their vote or cast their vote.

President Clough requested the Inspector of Elections to tabulate the votes relating to the amendment to the Articles of Incorporation to increase the authorized number of Common Shares from 200,000,000 to 325,000,000 and provide a report so that the out come of the election could be made to the audience.

The Inspector of Elections reported the vote tabulation as follows:

The vote tally relating to the amendment of the corporate Articles of Incorporation to increase the authorized number of Common Shares from 200,000,000 to 325,000,000 is as follows:

| FOR | AGAINST | ABSTAIN |
|---|---|---|
| [75,616,196] | [20,287,088] | [208,247] |

President Clough announced to the audience that, based on the report of the Inspector of Elections, the Articles of Incorporation of Waytronx, Inc. are hereby amended by deleting, in its entirety Paragraph A of Article II and substituting in place thereof the following;

"The aggregate number of shares which the corporation shall have the authority to issue is three hundred thirty five million (335,000,000) shares of which a portion shall be common stock and a portion shall be preferred stock, all as described below.

A. Common Stock. The aggregate number of common shares which the corporation shall have the authority to issue is three hundred twenty five million (325,000,000), each with $0.001 par value which shares shall be designated as "Common Stock". Subject to all of the rights of the Preferred stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article, the Common Stock of the corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in these Articles of Incorporation, including, but not limited to, the following rights and privileges:

(i) dividends may be declared and paid or set apart for payment on the Common Stock out of any assets or funds of the corporation legally available for the payment of dividends;

(ii) the holders of Common Stock shall have unlimited voting rights, including the right to vote for the election of directors and on all other matters requiring stockholder action. Each holder of Common Stock shall have one vote for each share of Common Stock standing in his name on the books of the corporation and entitled to vote, except that in the election of directors each holder of Common Stock shall have as many votes for each share of common Stock held by him as there are directors to be elected and for whose election the holder of Common Stock has a right to vote. Cumulative voting shall not be permitted in the election of directors or otherwise.

(iii) on the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and after paying or adequately providing for the payment of all of its obligations and amounts payable in liquidation, dissolution or winding up, and subject to the rights of the holders of Preferred Stock, if any, the net assets of the corporation shall be distributed pro rata to the holders of the Common Stock."

President Clough announced that this amendment shall become effective upon the filing of an amendment to the Company's Restated Articles of Incorporation with the Colorado Secretary of State which filing shall be made forthwith.

President Clough then announced the **third item on the agenda,** a proposal to approve the Waytronx, Inc. 2008 Equity Incentive Plan.

The shareholders present and who voted previously by proxy and wished to change their vote, or who have not yet voted, were given the opportunity to change their vote or cast their vote.

President Clough requested the Inspector of Elections to tabulate the votes relating to the approval of the Waytronx, Inc. 2008 Equity Incentive Plan and provide a report so that the out come of the election could be made to the audience.

The Inspector of Elections reported the vote tabulation as follows:

| FOR | AGAINST | ABSTAIN |
| --- | --- | --- |
| [36,642,295] | [12,335,316] | [96,556] |

There being no further business to come before this meeting, the meeting was adjourned.

Date: September 15, 2008

/s/ William J. Clough
William J. Clough,
President/CEO

/s/ Bradley J Hallock
Bradley J Hallock,
Corporate Secretary